Exhibit 10.2

AMENDMENT TO CONSULTING AGREEMENT

Effective March 11, 2003 (the “Effective Date”), Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), William H. Tilley (“Tilley”) and JacMar/Viking, L.L.C., a Delaware limited liability company (“Consultant”), agree as follows:

RECITALS

WHEREAS, the Company, Tilley and Consultant are parties to that certain Consulting Agreement made effective March 8, 1999, as amended on March 12, 2001 (the “Agreement”); and

WHEREAS, the parties desire to amend certain provisions of the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend and hereby do amend the Agreement as follows:

AMENDMENT

1.	Each defined term used herein shall have the same meaning as set forth in the Agreement.

2.	Section 1.3 is amended to read in its entirety:

“1.3 Term. Unless sooner terminated as provided in Section 1.5 hereof, this Agreement has become effective as of the date set forth above and shall continue in force and effect until March 11, 2006.”

3.	Subsection 1.5(b) is amended to read in its entirety:

“(b) Termination by Company or Consultant. In the event that, during the term hereof, the Company or Consultant terminates this Agreement, for any reason or for no reason, or Tilley or Consultant shall refuse to perform the services required hereunder, then, in such event, this Agreement shall automatically be terminated and Consultant shall have the right to receive any unpaid compensation or reimbursements to the date of termination, but no other compensation.”

4.	All other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment or caused an authorized officer to sign this Amendment to be effective on the Effective Date.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Eric J. Loumeau
Name:	Eric J. Loumeau

Title:	V.P., General Counsel

JACMAR/VIKING L.L.C.

By:	The JacMar Companies,
a California corporation
Its: Managing Member

	By:	/s/ James A. Dal Pozzo
	Name:	James A. Dal Pozzo

	Title:	President

/s/ William H. Tilley
William H. Tilley

AMENDMENT TO WARRANT NO. W-99-5

TO PURCHASE 250,000 SHARES OF COMMON STOCK

OF HOLLIS-EDEN PHARMACEUTICALS, INC.

Effective March 11, 2003 (the “Effective Date”), Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and JacMar/Viking L.L.C., a Delaware limited liability company (“Holder”), agree as follows:

RECITALS

WHEREAS, the Company and Holder are parties to that certain Warrant (No. W-99-5) issued March 8, 1999, as amended on March 12, 2001 (the “Warrant”); and

WHEREAS, the parties desire to amend certain provisions of the Warrant.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend and hereby do amend the Warrant as follows:

AMENDMENT

1.	Each defined term used herein shall have the same meaning as set forth in the Warrant.

2.	The last line of the title of the Warrant is amended to read:

“(Void after March 11, 2006)”

3.	The first paragraph of the Warrant is amended to read in its entirety:

“This certifies that JACMAR/VIKING, L.L.C., or its assigns (the “Holder”), for value received, is entitled to purchase from Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), having a place of business at 4435 Eastgate Mall, Suite 400, San Diego, California 92121, a maximum of 250,000 fully paid and nonassessable shares of the Company’s Common Stock (“Common Stock”) for cash at a price of $10.00 per share (the “Stock Purchase Price”) at any time or from time to time up to and including 5:00 p.m. (Pacific time) on March 11, 2006 (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of the Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. Notwithstanding the foregoing, the Stock Purchase Price and the number of shares of purchasable hereunder are subject to adjustment or early expiration as provided in Sections 3 and 17 of this Warrant.”

4.	Section 17 of the Warrant is amended to read in its entirety:

“17. EARLY EXPIRATION OF WARRANT. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall expire at 5:00 p.m. (Pacific time) on the earlier of (i) March 11, 2006 or (ii) the date 30 days following termination of that certain Consulting Agreement among the Company, Holder and William H. Tilley, dated March 8, 1999 and amended March 12, 2001 and March 11, 2003, in accordance with the terms thereof. In the event of early expiration of this Warrant pursuant to this Section 17, all references to “Expiration Date” contained in this Warrant shall be deemed to refer to such earlier expiration date.”

5.	All other provisions of the Warrant shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment or caused an authorized officer to sign this Amendment to be effective on the Effective Date.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Eric J. Loumeau
Name:	Eric J. Loumeau

Title:	V.P., General Counsel

JACMAR/VIKING L.L.C.

By:	The JacMar Companies,
a California corporation
Its: Managing Member

	By:	/s/ James A. Dal Pozzo
	Name:	James A. Dal Pozzo

	Title:	President